Calculation of Filing Fee Tables
S-3
PLUG POWER INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)			$ 375,171,995.00	0.0001531	$ 57,438.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.01 per share	415(a)(6)			$ 624,828,005.00			S-3	333-265488	06/08/2022	$ 92,224.61
			Total Offering Amounts:				$ 1,000,000,000.00		$ 57,438.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 57,438.83
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, Plug Power Inc. (the "Registrant") initially deferred payment of all of the registration fees for the Registrant's Registration Statement on Form S-3ASR (File No. 333-265488) filed with the Securities and Exchange Commission on June 8, 2022 (the "Registration Statement). This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

[2]	Shares of Common Stock having an aggregate offering price of $624,828,005 remain unsold (the "Unsold Securities") under the Prospectus Supplement as of the date hereof. The additional shares of Common Stock being registered pursuant to amendment no. 2, dated November 7, 2024, to the Prospectus Supplement include the Unsold Securities. The filing fee with respect to such Unsold Securities, totaling $92,224.61, was previously paid and will continue to be applied to the Unsold Securities registered hereunder. The Registrant filed a prospectus supplement, dated January 17, 2024 (the "Original Prospectus Supplement), under Rule 424(b)(5) in connection with the Registration Statement, pursuant to which it registered the offer and sale of the Registrant's common stock, par value $0.01 per share ("Common Stock"), having an aggregate offering price of up to $1,000,000,000. In connection with the filing of the Original Prospectus Supplement, the Registrant paid a filing fee of $147,600.00. In addition, the Registrant filed an amendment no. 1 to the Original Prospectus Supplement, dated February 23, 2024 ("Amendment No. 1" and together with the Original Prospectus Supplement, the "Prospectus Supplement"), under Rule 424(b)(5) in connection with the Registration Statement, pursuant to which it registered the offer and sale of additional Common Stock having an aggregate offering price of up to $302,073,006. In connection with the filing of Amendment No. 1, the Registrant paid a filing fee of $44,585.98.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,000,000,000.00. The prospectus is a final prospectus for the related offering.